Section 906 Certifications

I, Charles E. Porter, a Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: May 25, 2006 /s/ Charles E. Porter ______________________ Charles E. Porter Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, a Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.

Date: May 25, 2006 /s/ Steven D. Krichmar ______________________ Steven D. Krichmar Principal Financial Officer

Attachment A N-CSR Period (s) ended March 31, 2006

054	Putnam High Yield Municipal Trust
074	Putnam Master Intermediate Income Trust
027	Putnam California Tax Exempt Income Fund
033	Putnam American Government Income Fund
011	Putnam Tax Exempt Income Fund
539	Putnam International New Opportunities Fund
032	Putnam US Government Income Trust
010	Putnam Money Market Fund
062	Putnam Tax Exempt Money Market Fund
23T	Putnam Prime Money Market Fund
075	Putnam Diversified Income Trust
259	Putnam Asset Allocation:Balanced Portfolio
250	Putnam Asset Allocation:Growth Portfolio
264	Putnam Asset Allocation:Conservative Portfolio